================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                           Date of Report: May 3, 1999
                        (Date of earliest event reported)



                        HILB, ROGAL AND HAMILTON COMPANY
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                      0-15981                 54-1194795
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

              4235 Innslake Drive
              Glen Allen, Virginia                        23060
    (Address of Principal Executive Offices)           (Zip Code)



               Registrant's telephone number, including area code:
                                 (804) 747-6500



================================================================================

Item 2.      Acquisition or Disposition of Assets.

         On May 3, 1999, Hilb, Rogal and Hamilton Company (the "Company") acquired all of the issued and outstanding capital stock of American Phoenix Corporation ("American Phoenix") (collectively, the "Acquisition") pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated March 29, 1999, by and among the Company, PM Holdings, Inc. ("Holdings"), Phoenix Home Life Mutual Insurance Company ("Phoenix") and Martin L. Vaughan, III ("Vaughan"). American Phoenix, which is based in Hartford, Connecticut, is the 14th largest property and casualty insurance brokerage firm in the United States and had revenues of approximately $73 million in 1998. As a result of the Acquisition, American Phoenix became a wholly owned subsidiary of the Company.

         The purchase price paid by the Company in connection with the Acquisition consisted of (i) approximately $49.2 million in cash, (ii) the issuance to Holdings of 865,042 shares of the Company's Common Stock ("Common Stock") and to Vaughan of 134,958 shares of Common Stock, representing an aggregate of 1,000,000 shares of Common Stock, and (iii) the issuance to
Holdings and Phoenix of an aggregate principal amount of $32 million of the Company's 5.25% Convertible Subordinated Debentures (Due 2014) (the "Subordinated Debentures"), which are convertible into 1,406,593 shares of Common Stock (subject to adjustment as provided in the Indenture relating to the Subordinated Debentures). The various components of the purchase price were determined by arms-length negotiations between the parties. Based upon a value for the 1,000,000 shares of Common Stock of $16.9 million and an estimated value for the Subordinated Debentures of $28.5 million, the aggregate purchase price paid by the Company to Holdings, Phoenix and Vaughan at the closing of the Acquisition was approximately $94.6 million. For information on the estimated aggregate purchase price to be recorded by the Company for accounting purposes, see footnote 3 to the Pro Forma Condensed Combined Financial Statements set forth in "Item 7(b) - Pro Forma Financial Information" below.

         In connection with the consummation of the Acquisition, the Company (i) has agreed to increase the size of the Board of Directors from 9 to 13 and elect Vaughan, who serves as President and Chief Executive Officer of American Phoenix, Robert W. Fiondella, Chairman, President and Chief Executive Officer of Phoenix, David W. Searfoss, Executive Vice President and Chief Financial Officer of Phoenix, and Timothy J. Korman, the Company's Executive Vice President, as additional directors of the Company, (ii) entered into a Voting and Standstill Agreement with Holdings and Phoenix to establish certain rights and obligations in connection with the relationship of Holdings and Phoenix to the Company, and
(iii) entered into a Registration Rights Agreement with Holdings and Phoenix to provide certain demand and piggy-back registration rights of the shares of Common Stock acquired by Holdings and the shares of Common Stock issuable to Holdings, Phoenix or their affiliates upon conversion of the Subordinated Debentures (subject to adjustment as provided in the Indenture relating to the Subordinated Debentures). Copies of the forms of Voting and Standstill Agreement, Registration Rights Agreement and Indenture are attached as exhibits to the Stock Purchase Agreement referenced in Exhibit 2.1 of this Form 8-K. Executed copies of such documents will be filed on the Company's Form 10-Q for the quarter ended March 31, 1999.

         As of the close of business on May 3, 1999, the total number of shares of Common Stock issued and outstanding was 13,201,314. The 865,042 shares of Common Stock acquired by Holdings at the closing of the Acquisition represent approximately 6.6% of the issued and outstanding shares of Common Stock as of that date.

         In addition, on May 3, 1999, the Company entered into a Credit Agreement (the "Credit Agreement"), dated as of May 3, 1999, among the Registrant, as Borrower; the lenders named therein; First Union National Bank, as administrative agent; PNC Bank, as documentation agent; and NationsBanc Montgomery Securities LLC, as syndication agent. Pursuant to the Credit Agreement, senior credit facilities (the "Credit Facility") in an aggregate principal amount of up to $110.0 million were made available (i) to finance the $49.2 million cash payment to Holdings in connection with the Acquisition, (ii) to repay outstanding bank borrowings under the Company's existing credit facilities, (iii) to pay certain fees and expenses in connection with the Acquisition and the Credit Facility, and (iv) for working capital and general corporate purposes.

         The Credit Agreement contains certain covenants that restrict, or may have the effect of restricting, the payment of dividends or distributions, and the purchase or redemption by the Company of its capital stock. Management does not believe that the restrictions contained in the Credit Agreement will, in the foreseeable future, adversely affect the Company's ability to pay cash dividends at the current dividend rate. However, there can be no assurance in this regard.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

         The following audited financial statements of American Phoenix and its subsidiaries are included in this report:

         Report of Independent Accountants

         Consolidated Balance Sheet at December 31, 1998 and 1997

         Consolidated Statement of Operations for the Three Years Ended December 31, 1998, 1997 and 1996

         Consolidated   Statement  of   Comprehensive   Income  and  Changes  in
         Stockholders' Equity for the Three Years Ended December 31, 1998, 1997 and 1996

         Consolidated Statement of Cash Flows for the Three Years Ended December 31, 1998, 1997 and 1996

         Notes to Consolidated Financial Statements

American Phoenix
Corporation
(a subsidiary of PM Holdings, Inc.)
Consolidated Financial Statements
December 31, 1998 and 1997

                        Report of Independent Accountants
                        ---------------------------------


To the Board of Directors and Stockholders of American Phoenix Corporation


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of comprehensive income and changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of American Phoenix Corporation (a subsidiary of PM Holdings, Inc.) and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 5, 1999,
except as to Note 13 which is as of May 3, 1999

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Consolidated Balance Sheet
-------------------------------------------------------------------------------------------------------------------

                                                                                          December 31,
                                                                                    1998               1997
Assets
Cash and cash equivalents                                                      $  10,498,658      $  16,178,504
Marketable equity securities, at market value                                        111,226            106,341
Premiums receivable, net of allowance of
   $241,220 and $267,849 for doubtful accounts                                    35,285,012         32,195,746
Installment finance receivables, net of unearned
   finance charges of $75,465 and $76,553 and
   allowance of $2,000 and $2,000 for doubtful accounts                            3,525,739          3,410,329
Income taxes receivable from parent                                                1,196,746                  -
Prepaid expenses and other current assets                                          2,330,590          2,358,079
                                                                               -------------      -------------

     Total current assets                                                         52,947,971         54,248,999

Property and equipment, net                                                        8,221,207          7,879,861
Deferred income taxes, net                                                         3,080,453          6,152,865
Goodwill and other intangible assets, net                                         42,370,521         43,571,605
                                                                               -------------      -------------
     Total assets                                                              $ 106,620,152      $ 111,853,330
                                                                               =============      =============

Liabilities

Premiums payable to insurers                                                   $  50,155,157      $  46,397,935
Short-term debt                                                                   18,525,504          8,601,628
Income taxes payable to parent                                                             -            182,716
Accounts payable and accrued expenses                                              6,732,474          5,240,195
                                                                               -------------      -------------

     Total current liabilities                                                    75,413,135         60,422,474

Long-term debt                                                                    44,151,930         61,814,402
Other long-term liabilities                                                        1,856,693          2,205,312
                                                                               -------------      -------------

     Total liabilities                                                           121,421,758        124,442,188
                                                                               -------------      -------------

Minority interest                                                                  1,189,506          3,713,411
                                                                               -------------      -------------

Stockholders' deficit
Common stock, Class A, $1 stated value;
   5,000 shares authorized, issued and outstanding                                     5,000              5,000
Common stock, Class B, $1 stated value; 882 shares
   authorized, 882 and 441 shares issued and outstanding                                 882                441
Additional paid-in capital                                                         6,580,418          6,080,859
Accumulated deficit                                                              (22,575,458)       (22,421,874)
Accumulated other comprehensive (loss) income                                         (1,954)            33,305
                                                                               -------------      -------------

     Total stockholders' deficit                                                 (15,991,112)       (16,302,269)
                                                                               -------------      -------------

     Total liabilities, minority interest and stockholders' deficit            $ 106,620,152      $ 111,853,330
                                                                               =============      =============

        The accompanying notes are an integral part of these statements.


American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Consolidated Statement of Operations
--------------------------------------------------------------------------------

                                                                                      Year ended December 31,
                                                                               1998            1997              1996
Income
Commissions and fees                                                      $ 71,635,701     $ 62,469,361      $ 60,410,851
Investment and other income                                                  1,290,228        1,874,425         1,628,207
                                                                          ------------     ------------      ------------

   Total income                                                             72,925,929       64,343,786        62,039,058
                                                                          ------------     ------------      ------------

Expenses
Compensation and employee benefits                                          44,241,870       39,336,216        37,195,821
Amortization and write-off of goodwill and other intangible assets           6,500,503       25,964,093         6,832,956
Depreciation of property and equipment                                       1,814,099        1,770,720         1,580,311
Other operating expenses                                                    14,424,177       14,151,973        14,090,929
Interest                                                                     4,081,890        3,856,213         4,267,405
Management fees                                                                671,622          585,673           563,456
                                                                          ------------     ------------      ------------

   Total expenses                                                           71,734,161       85,664,888        64,530,878
                                                                          ------------     ------------      ------------

Income (loss) before income taxes, minority interest
 and extraordinary item                                                      1,191,768      (21,321,102)       (2,491,820)

Income tax provision (benefit)                                               2,441,387       (1,768,898)          671,984
                                                                          ------------     ------------      ------------

Loss before minority interest and extraordinary item                        (1,249,619)     (19,552,204)       (3,163,804)

Minority interest in net income (loss)                                          98,965         (170,987)          439,151
                                                                          ------------     ------------      ------------

Loss before extraordinary item                                              (1,348,584)     (19,381,217)       (3,602,955)

Extraordinary gain on extinguishment of debt
 (less applicable income taxes of $805,000)                                  1,495,000                -                 -
                                                                          ------------     ------------      ------------

Net income (loss)                                                            $ 146,416     $(19,381,217)     $ (3,602,955)
                                                                          ============     ============      ============


        The accompanying notes are an integral part of these statements.


American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Consolidated Statement of Comprehensive Income and
Changes in Stockholders' Equity
--------------------------------------------------------------------------------


                                                                                      Year ended December 31,
                                                                             1998              1997             1996
Net income (loss)                                                        $    146,416      $(19,381,217)     $(3,602,955)
                                                                         ------------      ------------      -----------
Other comprehensive (loss) income, net of income taxes:
   Gain (loss) on marketable equity securities, all unrealized,
   net of income taxes of $1,710, $2,477 and $(31,918)                          3,175             4,600          (59,276)
   Foreign currency translation adjustment, net of income
   taxes of $(20,696), $15,616 and $0                                         (38,434)           29,002                -
                                                                         ------------      ------------      -----------
Other comprehensive (loss) income                                             (35,259)           33,602          (59,276)
                                                                         ------------      ------------      -----------

Total comprehensive income (loss)                                        $    111,157      $(19,347,615)     $(3,662,231)
                                                                         ============      ============      ===========


Stockholders' (deficit) equity, beginning of year                        $(16,302,269)     $  3,045,346      $ 6,707,577
Proceeds from issuance of 441 shares of Class B common stock                  500,000                 -                -
Net income (loss)                                                             146,416       (19,381,217)      (3,602,955)
Dividends paid                                                               (300,000)                -                -
Other comprehensive (loss) income                                             (35,259)           33,602          (59,276)
                                                                         ------------      ------------      -----------

Stockholders' (deficit) equity, end of year                              $(15,991,112)     $(16,302,269)     $ 3,045,346
                                                                         ============      ============      ===========


        The accompanying notes are an integral part of these statements.


American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------


                                                                                    Year ended December 31,
                                                                            1998             1997              1996
Cash flows from operating activities
Net income (loss)                                                      $    146,416     $(19,381,217)    $ (3,602,955)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Extraordinary gain on extinguishment of debt                        (2,300,000)               -                -
     Depreciation of property and equipment                               1,814,099        1,770,720        1,580,311
     Amortization and write-off of goodwill and
      other intangible assets                                             6,500,503       25,964,093        6,832,956
     Provision for deferred income taxes                                  3,091,398       (2,746,378)         222,578
     Minority interest in net income (loss)                                  98,965         (170,987)         439,151
   (Increase) decrease in assets:
     Premiums receivable, net                                            (3,234,227)      (1,484,457)       3,542,948
     Income taxes receivable from parent                                 (1,196,746)          23,480          238,148
     Prepaid expenses and other current assets                               27,489         (754,932)        (252,170)
   Increase (decrease) in liabilities:
     Premiums payable to insurers                                         3,757,222        5,277,953       (4,461,828)
     Income taxes payable to parent                                        (182,716)         182,716                -
     Accounts payable and accrued expenses                               (2,237,721)       2,290,112       (1,874,954)
     Other long-term liabilities                                           (348,619)          74,659          (64,709)
                                                                       ------------     ------------     ------------

      Net cash provided by operating activities                           5,936,063       11,045,762        2,599,476
                                                                       ------------     ------------     ------------

Cash flows from investing activities
Issuance of installment finance receivables                             (10,238,906)      (6,310,364)      (4,172,734)
Collections of installment finance receivables                           10,123,496        5,749,168        5,828,774
Purchases of equipment, net of normal retirements                        (2,005,445)      (2,426,939)      (1,091,591)
Acquisitions of businesses, net of cash acquired                         (1,171,791)      (2,675,739)      (7,965,791)
                                                                       ------------     ------------     ------------

      Net cash used in investing activities                              (3,292,646)      (5,663,874)      (7,401,342)
                                                                       ------------     ------------     ------------

Cash flows from financing activities
Proceeds from issuance of debt                                           19,458,986       28,845,000       24,500,000
Repayments of debt                                                      (27,096,583)     (31,042,024)     (15,959,670)
Proceeds from issuance of common stock                                      500,000                -                -
Purchases of minority interest                                             (885,666)        (816,551)               -
Dividends paid to shareholders                                             (300,000)               -                -
                                                                       ------------     ------------     ------------

      Net cash (used in) provided by financing activities                (8,323,263)      (3,013,575)       8,540,330
                                                                       ------------     ------------     ------------

Net (decrease) increase in cash and cash equivalents                     (5,679,846)       2,368,313        3,738,464

Cash and cash equivalents, beginning of year                             16,178,504       13,810,191       10,071,727
                                                                       ------------     ------------     ------------

Cash and cash equivalents, end of year                                 $ 10,498,658     $ 16,178,504     $ 13,810,191
                                                                       ============     ============     ============

Supplemental cash flow information:

Interest paid                                                          $  3,884,281     $  3,998,510     $  3,958,532

Income taxes paid                                                      $  1,420,457     $    843,003     $    443,824


        The accompanying notes are an integral part of these statements.

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.   Organization and Description of Business

     American Phoenix Corporation was incorporated under the laws of Connecticut. On May 10, 1981, American Phoenix issued 5,000 shares of Class A - Common Stock to American Phoenix's parent, PM Holdings, Inc., a wholly-owned subsidiary of Phoenix Home Life Mutual Insurance Company. On April 13, 1993, 441 shares of Class B - Non-voting Common Stock were issued to a member of management. On March 31, 1998, another 441 shares of Class B
     - Non-voting Common Stock were issued to that member of management.

     American  Phoenix  is  engaged  in  insurance  agency  operations.   Agency
     subsidiaries distribute commercial and personal property-casualty and life and health insurance.

     American Phoenix pays a management fee of 1% of commission income to Phoenix Home Life, the majority of which is for internal legal and tax preparation services.

2.   Summary of Significant Accounting Policies

     Use of Estimates

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses, and related disclosures in the notes to consolidated financial statements. Actual results could differ from those estimates.

     The following is a summary of significant accounting policies.

     Basis of Presentation

     The consolidated financial statements include the accounts of American Phoenix and all of its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. Certain amounts from prior years have been reclassified to conform to current year presentation.

     In 1998, American Phoenix adopted the Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This standard, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Under this standard, American Phoenix is required to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings in the stockholders' equity section of the balance sheet.

     Cash and Cash Equivalents

     Cash equivalents comprise highly liquid mutual fund investments and U.S. Government Securities. The U.S. Government Securities are carried at amortized cost, which approximates fair value, and have original maturities of three months or less.

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Investments

     Marketable equity securities, which are classified as available-for-sale, are valued at fair value. The estimated fair value of marketable equity securities is based on quoted market prices for those investments. Unrealized gains or losses on marketable equity securities are included as accumulated other comprehensive income or loss as a separate component of stockholders' equity, net of deferred income taxes. Realized capital gains and losses on the disposition of marketable equity securities are determined on the basis of the specific identification of the securities sold. Investment income is recognized when earned.

     Premiums Receivable

     Premiums receivable represents outstanding premiums due from insureds. Typically, American Phoenix collects premiums from the insured and, after deducting its authorized commission, remits the premium to the appropriate insurance company. In other circumstances, the insurance company collects the premium directly from the insured and remits the applicable commission to American Phoenix.

     Installment Finance Receivables

     Installment finance receivables represent outstanding premiums and unpaid finance charges due under financing agreements, extending generally nine months. Installment finance receivables, which generally represent 75 to 80% of the insurance premiums due, are collateralized by the related unearned insurance premiums on such policies. Upon acceptance of a financing agreement, the entire installment finance receivable due over the term of the agreement is recorded net of unearned finance charges. American Phoenix evaluates the collectibility of its installment finance receivables based upon its loss experience. Receivables are closely monitored such that if a receivable becomes past due, the corresponding insurance policy is canceled and the remaining premiums are refunded by the insurance company to American Phoenix.

     Property and Equipment

     Property and equipment is carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of such assets (15 to 20 years for buildings and improvements, 3 to 7 years for furniture and office equipment, and 3 to 5 years for computer equipment). Upon retirement, any gain or loss on property and equipment is included in operations.

     Goodwill and Other Intangible Assets

     Goodwill represents the excess of the cost of acquiring a company over the fair value of its net assets. Goodwill is generally amortized over 10 to 15 years on a straight-line basis. Other intangible assets represent client listings and non-compete covenants. These intangible assets are amortized on a straight-line basis over the estimated remaining lives of such assets, generally 3 to 15 years.

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Management periodically reevaluates the propriety of the carrying value of goodwill and other intangible assets by comparing estimates of future undiscounted cash flows. This reevaluation is performed at least annually or more frequently if warranted by events or circumstances affecting American Phoenix's business. In 1998 and 1997, certain intangible assets were identified as being impaired and a charge to reduce their carrying value was recorded (see Note 6).

     Minority Interest

     Minority interest represents the ownership interest of management in certain agency subsidiaries. American Phoenix and these minority interest shareholders have contractual relationships that provide for management to put their shares to American Phoenix or for American Phoenix to call or buy these shares at values based on prescribed formulas.

     Revenue Recognition

     Commissions earned on commercial policies which are agency billed and direct billed are recognized on the later of the effective date or the billing date. Commissions earned on personal policies which are direct billed by insurers are recognized when received.

     American Phoenix receives contingent commissions based on the underwriting profitability of business generated. Contingent commissions are recognized when received.

     Finance charges on installment finance receivables are deferred and recognized in income over the term of the receivable using either the sum-of-the-years'-digits method or the actuarial method, both of which approximate the level yield method. These methods are used as prescribed by specific state laws.

     Income Taxes

     Income taxes are provided based on income reported in the financial statements. Deferred federal and state income taxes are provided on an asset and liability approach which requires the recognition of deferred income tax assets and liabilities for the expected future tax consequences of timing differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

     American Phoenix is included in the consolidated federal income tax return of Phoenix Home Life. Current taxes are allocated among all affiliated companies based on a written tax sharing agreement. It is management's assessment, based upon the participation of American Phoenix in the consolidated federal income tax return of Phoenix Home Life, and the historical profits of Phoenix Home Life that it is more likely than not that the deferred tax assets at December 31, 1998 will be realized.
     American Phoenix files separate tax returns for all states where agencies are located except Connecticut. American Phoenix files a combined state return with PM Holdings, Inc. for Connecticut based on a written tax sharing agreement. For state tax purposes, under the tax allocation agreement, American Phoenix is not reimbursed for the benefit of its separate company losses provided on a combined basis, therefore, a full valuation allowance has been taken against the deferred income tax asset generated from state net operating losses (see Note 9).

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

3.   Acquisition of Agency Subsidiaries

     In 1998, 1997 and 1996, American Phoenix acquired the outstanding common stock or net assets of several agencies and accounted for these transactions under the purchase method of accounting. The following represents a summary of agency acquisitions:

     o In 1998, American Phoenix purchased $4,615,666 of minority interest from minority shareholders, of which $3,730,000 is included in accounts payable and accrued expenses at December 31, 1998. Included in the accounts payable and accrued expenses balance at December 31, 1998, is a December 28, 1998 transaction whereby American Phoenix purchased an additional 26.2% of the outstanding stock of American Phoenix Corporation of Connecticut for an aggregate amount of $3,300,000 increasing American Phoenix's investment to 100.0%.

     o Effective November 1, 1998, Nicholas & Cannon Agency, Inc., a subsidiary of American Phoenix, purchased certain assets of Suncoast Insurers for an aggregate amount of $2,500,000, consisting of $750,000 in cash and $1,750,000 in debt.

     o Effective November 1, 1998, American Phoenix Corporation of Maryland, a subsidiary of American Phoenix, purchased certain assets of H.W.R., Inc. for an aggregate amount of $200,000 cash.

     o Effective September 1, 1997, American Phoenix purchased 81.2% of the outstanding stock of McCay Corporation for an aggregate amount of $10,900,000.

     o During 1997, American Phoenix purchased an additional 25.4% of the outstanding stock of Lees Preston Fairy for an aggregate amount of $495,000, thereby increasing American Phoenix's investment in Lees Preston Fairy to 62.9%. Effective December 17, 1996, American Phoenix had purchased 37.5% of the outstanding stock of Lees Preston Fairy for an aggregate amount of $607,000. Prior to the 1997 acquisition, the investment had been accounted for under the equity method.

     o During 1997, American Phoenix purchased an additional 12.2% of the outstanding stock of American Phoenix Corporation of Massachusetts from members of management for an aggregate amount of $817,000, thereby increasing American Phoenix's investment in American Phoenix Corporation of Massachusetts to 92.2%.

     o Effective October 1, 1996, American Phoenix of New York, a subsidiary of American Phoenix, purchased certain assets of Robert E. Bill Associates, Inc. for an aggregate amount of $1,630,000.

     o Effective April 1, 1996, American Phoenix purchased certain assets of Associated Insurance Brokers and the outstanding stock of Giaconia Life Associates, Inc. for an aggregate amount of $4,250,000.

     o   Effective  April 1, 1996,  American  Phoenix  purchased the outstanding
         stock  of  Howard  Hall  Agency,   Inc.  for  an  aggregate  amount  of
         $1,790,000.

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     o   Effective March 1, 1996,  American  Phoenix  Corporation of Orlando,  a
         subsidiary   of  American   Phoenix,   purchased   certain   assets  of
         Cass-Knoblock Agency for an aggregate amount of $800,000.

         The pro forma unaudited results of operations for the years ended December 31, 1998 and 1997, assuming the 1998 and 1997 purchase acquisitions had occurred as of January 1, 1997, are as follows:


                                                      1998             1997

         Revenues                                  $75,065,681      $74,164,786
         Loss before extraordinary item             (1,348,584)     (18,995,217)
         Net income (loss)                             146,416      (18,995,217)

4.   Investments

     The cost, market value and gross unrealized gains and losses of marketable equity security investments classified as available-for-sale at December 31, are as follows:


                                                          1998            1997

     Cost                                               $ 99,721        $ 99,721
     Market value                                        111,226         106,341
     Gross unrealized gains                               31,053           6,620
     Gross unrealized losses                              19,548               -


5.   Property and Equipment

     A summary of property and equipment at December 31, is as follows:


American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                               1998                                1997
                                                     Gross               Net              Gross               Net
    Buildings, land and improvements              $ 5,019,138        $ 3,693,366       $ 5,003,958        $ 3,908,300
    Furniture and office equipment                  8,955,543          2,041,534         8,338,473          1,897,524
    Computer equipment                              7,382,808          2,486,307         6,189,082          2,074,037
                                                  -----------        -----------       -----------        ------------

                                                   21,357,489        $ 8,221,207        19,531,513        $ 7,879,861
                                                                     ===========                          ============
    Less accumulated depreciation                 (13,136,282)                         (11,651,652)
                                                  -----------                          -----------

                                                  $ 8,221,207                          $ 7,879,861
                                                  ===========                          ===========

6.   Goodwill and Other Intangible Assets

     Certain declines in premium volume and other adverse circumstances have affected the profitability of four agencies acquired in 1995 and 1996 and the recoverability of the carrying amounts of intangible assets from these agency acquisitions. As a result of these circumstances, impairment losses of $731,000, $18,757,000 and $0 were recognized and charged to amortization of goodwill and other intangible assets for the years ended December 31, 1998, 1997 and 1996, respectively. In calculating the impairment loss, estimated fair value was based upon the expected discounted future cash flows, including, as applicable, the expected discounted future cash flows generated by the original client listings purchased.

     A summary of goodwill and other intangible assets at December 31, is as follows:

                                                         1998                               1997
                                                Gross             Net             Gross              Net
     Goodwill                                $ 55,557,380     $ 24,982,485     $ 53,024,924      $ 26,871,084
     Client listings                           43,138,522       17,034,414       40,478,477        16,145,316
     Non-compete covenants                      4,580,364          353,622        4,570,367           555,205
                                             ------------     ------------     ------------      ------------

                                              103,276,266     $ 42,370,521       98,073,768      $ 43,571,605
                                                              ============                       ============
     Less accumulated amortization            (60,905,745)                      (54,502,163)
                                             ------------                      ------------

                                             $ 42,370,521                      $ 43,571,605
                                             ============                      ============

7.   Debt

     A summary of debt at December 31, is as follows:

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                                                                 1998             1997
          Short-term debt

          Current maturities of variable line of credit                     $  7,500,000     $          -
          Current maturities of other long-term debt                           7,854,630        4,702,062
          Short-term debt                                                            874          769,566
          Revolving credit lines                                               3,170,000        3,130,000
                                                                            ------------     ------------

           Total short-term debt                                            $ 18,525,504     $  8,601,628
                                                                            ============     ============

          Long-term debt

          Variable line of credit due 1999 through 2002                     $ 37,500,000     $ 45,000,000
          5.23% to 9.00% notes payable to former
           shareholders due 1999 through 2004                                  6,651,930       14,632,110
          Variable mortgage note payable due 1999                                      -        2,182,292
                                                                            ------------     ------------

           Total long-term debt                                             $ 44,151,930     $ 61,814,402
                                                                            ============     ============

     Phoenix Home Life guarantees the payment of principal and interest on substantially all of the above debt for which it receives a .10% guarantee fee on the outstanding balance. This fee is included in the 1% management fee paid to Phoenix Home Life.

     American Phoenix obtains funding for operations and acquisitions through two revolving credit lines from commercial banks. American Phoenix pays interest rates equal to the base rate or Eurodollar rate the date of the advance, and commitment fees on the unused portions of the credit lines.

     Additional information on the credit line relating to acquisition and operating activities of the company at December 31, and for the years then ended as follows:

                                                                      1998              1997

     Credit line borrowings at year-end                            $45,000,000       $45,000,000
     Interest rate at year-end                                             5.9%              6.1%
     Unused credit line at year-end                                $         -       $         -


                                                                      1998              1997               1996

     Average credit line borrowings during year                    $44,192,000       $36,500,000        $28,700,000
     Average interest rate during year                                     5.8%              5.9%               5.7%

     Commitment fees on unused credit lines for year               $       533       $       675        $     6,292
     Interest rates on unused credit line for year                       0.100%            0.100%             0.125%

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Additional information on the credit line relating to a wholly-owned premium financing subsidiary of the company at December 31, and for the years then ended as follows:

                                                                         1998               1997
     Credit line borrowings at year-end                              $ 3,170,000        $ 3,130,000
     Interest rate at year-end                                               5.7%               6.1%
     Unused credit line at year-end                                  $ 6,830,000        $ 6,870,000


                                                                         1998               1997              1996

     Average credit line borrowings during year                      $ 3,688,000        $ 3,036,000       $ 3,500,000
     Average interest rate during year                                       5.8%               5.9%              5.9%

     Commitment fees on unused credit lines for year                 $     9,157        $     8,549       $    10,580
     Interest rates on unused credit line for year                         0.125%             0.125%            0.125%

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Principal payments required to be paid by American Phoenix over a five year period on the debt existing as of December 31, 1998, are as follows:


     1999                                           $ 18,525,504
     2000                                             18,114,082
     2001                                             17,406,116
     2002                                              8,382,350
     2003                                                229,855
     2004 and thereafter                                  19,527
                                                    ------------

                                                    $ 62,677,434
                                                    ============

8.   Lease Commitments

     American Phoenix occupies office space under leases which are accounted for as non-cancelable operating leases. These leases generally include escalation clauses for increases in lessors' operating expenses and real estate taxes. Total operating lease expense was $3,605,236 net of rental income of $826,531, $3,230,232, net of rental income of $573,635, and $3,247,570, net of rental income of $287,117, for the years ended December 31, 1998, 1997 and 1996, respectively. American Phoenix is committed to the following future net minimum lease payments under non-cancelable operating leases:

                                                                        Income               Net
                                                       Lease             from               Lease
                                                      Payments         Subleases           Payments
     1999                                           $  4,047,011       $    463,893       $  3,583,118
     2000                                              3,596,348            269,162          3,327,186
     2001                                              3,409,418            246,850          3,162,568
     2002                                              3,261,946            246,850          3,015,096
     2003                                              2,494,388            246,850          2,247,538
     2004 and thereafter                               1,771,235             41,454          1,729,781
                                                ----------------   ----------------   ----------------

                                                    $ 18,580,346       $  1,515,059       $ 17,065,287
                                                ================   ================   ================

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

9.   Income Taxes

     The provisions for income taxes charged to net income and to other comprehensive income for the years ended December 31, are as follows:

                                                                  1998             1997             1996
     Applicable to income before extraordinary item:
     Current income tax provision
      Federal                                                   $  (580,857)     $   375,480      $    69,406
      State                                                         735,846          602,000          380,000
                                                            ---------------  ---------------   --------------

        Total current                                               154,989          977,480          449,406
                                                            ---------------  ---------------   --------------

     Deferred income tax provision (benefit)
      Federal                                                     2,158,325       (2,535,378)         220,578
      State                                                         128,073         (211,000)           2,000
                                                            ---------------  ---------------   --------------

        Total deferred                                            2,286,398       (2,746,378)         222,578
                                                            ---------------  ---------------   --------------

      Total income tax provision (benefit)                      $ 2,441,387      $(1,768,898)     $   671,984
                                                            ===============  ===============   ==============

     Applicable to extraordinary item:
     Deferred income tax provision                              $   805,000      $         -      $         -
                                                            ===============  ===============   ==============

     Applicable to other comprehensive income:
     Deferred income tax provision (benefit)                      $ (18,986)    $     18,093      $   (31,918)
                                                            ===============  ===============   ==============


American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The difference between the federal income tax provision at the statutory rate of 35% and American Phoenix's actual federal income tax rate is attributable to state income taxes, goodwill and other intangible assets, the limitation on business meals and entertainment and foreign losses for which no income tax benefit has been recognized. The effective income tax rate varied from statutory federal income tax rate as follows:

                                                              1998               1997              1996
     Statutory federal income tax rate                            35.0%             -35.0%            -35.0%

     Nondeductible meals and entertainment                         3.4%               0.5%              4.0%
     Nondeductible goodwill                                       35.2%              18.3%             57.6%
     Nondeductible amortization                                    1.0%               7.0%                -
     State income taxes (net of federal benefit)                   7.0%               0.5%             -1.1%
     Nondeductible foreign loss                                   12.4%                 -                 -
     Other                                                        -1.0%               0.4%              1.5%
                                                          ------------       ------------       -----------

     Effective income tax rate                                    93.0%              -8.3%             27.0%
                                                          ============       ============       ===========

     The components of deferred income taxes provided for the years ended December 31, are as follows:

                                                                1998              1997               1996

     Deferred compensation                                  $  137,925         $  (64,251)       $  (90,822)
     Severance payment                                          18,222                  -                 -
     Client listing                                          1,178,371         (3,004,990)           96,125
     State income tax                                          (43,009)           133,458            52,743
     Accrued expenses                                            3,638                  -          (235,353)
     Federal net operating loss carryforwards                1,728,857            196,359           153,815
     Accrued rent                                               96,625             87,270            79,451
     Depreciation                                               50,098            (18,538)          212,369
     Non-compete covenants                                     (36,782)           (78,505)          (45,988)
     Allowance for doubtful accounts                              (887)             5,200            (2,676)
     Other                                                     (41,660)            (2,381)            2,914
                                                           -----------        ------------       -----------

      Net deferred income tax provision (benefit)          $ 3,091,398        $(2,746,378)       $  222,578
                                                           ===========        ============       ===========

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The tax effect of temporary differences as of December 31, are as follows:

                                                                              1998             1997

     Deferred tax liabilities:
       Depreciation                                                        $ (228,950)     $  (178,852)
       State income tax                                                      (132,073)        (175,082)
                                                                           ----------      -----------

         Gross deferred tax liabilities                                      (361,023)        (353,934)
                                                                           ----------      -----------

     Deferred tax assets:
       Client listings                                                      2,358,610        3,536,981
       Foreign subsidiary net operating loss carryforwards                    371,172          177,450
       Accrued rent                                                           367,835          464,460
       State of Connecticut net operating loss carryforwards                  329,203          449,501
       Deferred compensation                                                  289,652          427,577
       Federal net operating loss carryforwards                               216,579        1,945,436
       Severance payment                                                      103,600          121,822
       Allowance for doubtful accounts                                         60,487           59,600
       Non-compete covenants                                                    7,602          (29,180)
       Foreign currency translation adjustments                                 5,080          (15,616)
       Accrued expenses                                                         3,352            6,990
       Gain on marketable equity securities                                       893            2,603
       Other                                                                   27,786          (13,874)
                                                                           ----------       ----------

         Gross deferred tax assets                                          4,141,851        7,133,750
                                                                           ----------       ----------

     Valuation allowances:
       Foreign subsidiary net operating loss carryforwards                   (371,172)        (177,450)
       State of Connecticut net operating loss carryforwards                 (329,203)        (499,501)
                                                                           -----------      ----------

         Valuation allowances                                                (700,375)        (626,951)

         Net deferred income tax asset                                     $3,080,453       $6,152,865
                                                                           ===========      ==========

     At December 31, 1998, American Phoenix had $618,797 of loss carryforwards for federal tax purposes that begin to expire in the year 2008. Under the provisions of Internal Revenue Code, these net operating loss carryforwards will be subject to an annual limitation on utilization, as they have arisen from acquisitions of the brokerage subsidiaries.

     American Phoenix has separate company State of Connecticut net operating loss carryovers totaling $5,958,424 and $7,279,368 for the years ended December 31, 1998 and 1997,

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     respectively. These net operating losses will start to expire in the tax years ending December 31, 2001 and 2000, respectively.

     Lees Preston Fairy, a United Kingdom majority owned subsidiary of American Phoenix, has net operating loss carryforwards totaling $1,237,241 and $591,499 for the years ended December 31, 1998 and 1997, respectively. However, a full valuation allowance has been taken against the deferred income tax asset generated from these foreign losses.

10.  Fair Value of Financial Instruments

     American Phoenix uses various methods and assumptions in estimating the fair value of financial instruments. The following valuation methods and assumptions were utilized in estimating the fair value of financial instruments:

     Cash and cash equivalents - The carrying amounts for cash and cash equivalents approximate fair value.

     Marketable equity securities - The carrying amounts for marketable equity securities are based on quoted market prices which approximate fair value.

     Premiums   receivable  -  The  carrying  amounts  for  premiums  receivable approximate fair value.

     Installment finance receivables - The carrying amounts for installment finance receivables approximate fair value.

     Premiums payable to insurers - The carrying amounts of premiums payable to insurers approximate fair value.

     Short-term  debt  -  The  carrying   amounts  of  borrowings  under  credit
     facilities approximate fair value.

     Long-term debt - The carrying amounts of long-term debt approximate fair value, as fair value is estimated based on current rates that would be offered to American Phoenix for debt of the same remaining maturities.

11.  Litigation

     During 1998, American Phoenix received a favorable final arbitration ruling regarding litigation between American Phoenix Insurance Agency of Georgia, Inc., a subsidiary of American Phoenix and the former owner of that agency. The final arbitration ruling canceled American Phoenix Insurance Agency of Georgia, Inc.'s obligation to pay a promissory note payable to the subsidiary's former owner totaling $2,300,000. The extinguishment of the debt settlement is recorded as an extraordinary item in the consolidated statement of operations in the amount of $1,495,000, net of applicable income taxes of $805,000.

American Phoenix Corporation
(a subsidiary of PM Holdings, Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     American Phoenix is involved in various legal actions arising in the normal course of business. It is management's opinion that their final resolution will not have a significant effect on American Phoenix's consolidated financial statements.

12.  Benefit Plans

     American Phoenix sponsors a 401(k) savings plan for all eligible full-time employees. Employees who make contributions into the plan in amounts not less than 1% nor more than 15% of their salaries will receive a matching contribution from American Phoenix in an amount equal to 50% of their contribution to a maximum not to exceed 3% of their salary. Participants are immediately vested in their voluntary contributions plus earnings thereon. The contributions made by American Phoenix on behalf of its employees totaled $517,488, $592,870 and $345,529 for the years ended December 31, 1998, 1997 and 1996, respectively. In addition, American Phoenix sponsors a health and welfare plan for all eligible full-time employees. The qualified plan complies with requirements established by the Employee Retirement Income Security Act of 1974.

13.  Subsequent Event

     On March 30, 1999, PM Holdings, Inc., Phoenix Home Life Mutual Insurance Company and a member of American Phoenix management executed an agreement with Hilb, Rogal and Hamilton Company to sell all of the issued and outstanding shares of American Phoenix to Hilb, Rogal and Hamilton Company for approximately $49 million in cash, $32 million in convertible notes and 1,000,000 shares of Hilb, Rogal and Hamilton Company common stock. The sale is subject to satisfaction of certain conditions to closing, including a provision that requires PM Holdings, Inc. to make a capital contribution of approximately $20 million to American Phoenix. The sale was completed on May 3, 1999.

         (b)      Pro Forma Financial Information.


             HILB, ROGAL AND HAMILTON COMPANY, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

         The following unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998 and the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998 (the "Pro Forma Financial Statements") are based upon the respective consolidated financial statements of the Company and of American Phoenix. The consolidated financial statements of the Company were filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 on March 30, 1999. The consolidated financial statements of American Phoenix are included in this current report. See "Item 7(a) - Financial Statements of Businesses Acquired."

         The Pro Forma Condensed Combined Balance Sheet as of December 31, 1998 is presented as if the Acquisition had occurred on December 31, 1998. The Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998 is presented as if the Acquisition had occurred on January 1, 1998. The Pro Forma Financial Statements give effect to the Acquisition under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16.

         The Pro Forma Financial Statements are presented for comparative purposes only and are not necessarily indicative of what the actual financial position of the Company would have been at December 31, 1998 had the Acquisition occurred at that date or of what the actual results of the Company would have been if the Acquisition had occurred on January 1, 1998 nor indicative of the results of operations in future periods. The Pro Forma Financial Statements should be read in conjunction with, and are qualified in their entirety by the respective historical financial statements and notes thereto of the Company and of American Phoenix for the year ended December 31, 1998.

         The Pro Forma Financial Statements presented do not reflect future events that may occur after the Acquisition has been consummated. The Company believes that operating expense synergies of the combined operations of the Company and American Phoenix will be realized post-Acquisition. However, for the purposes of the Pro Forma Financial Statements presented herein, these synergies have not been reflected because their realization cannot be assured.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 1998
(Unaudited)

                                              Hilb, Rogal
                                                  and          American
                                                Hamilton        Phoenix
                                                Company       Corporation      Pro Forma
                                               Historical      Historical     Adjustments            Pro Forma
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                    $19,394,958   $ 10,498,658    $  4,805,898   (1)    $ 35,377,526
                                                                                1,500,000   (2)
                                                                                 (821,988) (3c)
  Investments                                    3,383,742        111,226                             3,494,968
  Receivables, net                              51,570,990     38,810,751       1,439,877   (3)      91,821,618
  Prepaid expenses and other current assets      3,852,095      3,527,336                             7,379,431
                                             -------------------------------------------------------------------
    TOTAL CURRENT ASSETS                        78,201,785     52,947,971       6,923,787           138,073,543

INVESTMENTS                                      3,068,140                                            3,068,140

PROPERTY & EQUIPMENT, NET                       12,387,194      8,221,207      (1,500,000)  (2)      14,387,194
                                                                               (4,721,207)  (3)
INTANGIBLE ASSETS, NET                          87,470,633     42,370,521      53,710,729   (3)     183,551,883

OTHER ASSETS                                     6,938,074      3,080,453      (3,080,453)  (3)       6,938,074
                                             ===================================================================
                                              $188,065,826   $106,620,152    $ 51,332,856          $346,018,834
                                             ===================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Premiums payable to insurance companies     $ 65,436,784   $ 50,155,157                          $115,591,941
  Accounts payable and accrued expenses         13,025,426      9,903,348    $  1,000,000  (3e)      26,428,774
                                                                                2,500,000  (3f)
  Premiums deposits and credits due
    customers                                    7,765,575              0                             7,765,575
  Current portion of long-term debt              2,277,479     15,354,630     (15,000,000)  (1)       2,632,109
                                             -------------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                   88,505,264     75,413,135     (11,500,000)          152,418,399

LONG-TERM DEBT                                  43,658,306     44,151,930      28,500,000  (3b)     116,310,236

OTHER LONG-TERM LIABILITIES                     10,191,881      1,856,693                            12,048,574

MINORITY INTEREST                                               1,189,506       1,410,494   (3)       2,600,000
SHAREHOLDERS' EQUITY
  Common Stock                                   3,831,208          5,882      16,931,250  (3a)      20,762,458
                                                                                   (5,882)  (3)
  Additional paid in capital                                    6,580,418      19,805,898   (1)               0
                                                                              (26,386,316)  (3)
  Retained earnings                             41,879,167    (22,577,412)     22,577,412   (3)      41,879,167
                                             -------------------------------------------------------------------
                                                45,710,375    (15,991,112)     32,922,362            62,641,625
                                             ===================================================================
                                              $188,065,826   $106,620,152    $ 51,332,856          $346,018,834
                                             ===================================================================

See notes to the proforma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 1998
(Unaudited)

                                                     Hilb, Rogal and      American
                                                         Hamilton          Phoenix
                                                         Company         Corporation      Pro Forma
                                                        Historical       Historical      Adjustments            Pro Forma
REVENUES
  Commissions and fees                                 $175,886,766      $71,635,701                          $247,522,467
  Investment income                                       1,578,782          839,383                             2,418,165
  Other                                                   3,582,345          450,845                             4,033,190
                                                    ----------------------------------------------------------------------
                                                        181,047,893       72,925,929                           253,973,822
                                                                                                   -

OPERATING EXPENSES
  Compensation and employee benefits                     98,478,098       44,241,870                           142,719,968
  Other operating expenses                               46,969,711       16,238,276    $  (1,116,013)(5)       62,091,974
  Amortization of intangibles                             7,919,355        6,500,503       (2,657,253)(4)       11,762,605
  Interest expense                                        2,317,195        4,081,890          781,558 (7)        7,180,643
  Management fees                                                 0          671,622         (671,622)(8)                0
                                                    ----------------------------------------------------------------------
                                                        155,684,359       71,734,161       (3,663,330)         223,755,190
                                                    ----------------------------------------------------------------------

INCOME BEFORE INCOME TAXES AND
MINORITY INTEREST                                        25,363,534        1,191,768        3,663,330           30,218,632

Income Taxes                                             10,418,469        2,441,387          660,932 (6)       13,520,788

                                                    ----------------------------------------------------------------------

INCOME BEFORE MINORITY INTEREST                          14,945,065       (1,249,619)       3,002,398           16,697,844

Minority interest                                                 0           98,965                0               98,965
                                                    ----------------------------------------------------------------------

NET INCOME                                             $ 14,945,065    $  (1,348,584)    $  3,002,398         $ 16,598,879
                                                    ======================================================================

NET INCOME PER COMMON SHARE:

  BASIC                                                       $1.20                                                 $1.23
                                                    ======================================================================
  DILUTED                                                     $1.18                                                 $1.17
                                                    ======================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING:

  BASIC                                                  12,496,752                                            13,496,752
                                                    ======================================================================
  DILUTED                                                12,708,744                                            15,115,337
                                                    ======================================================================

See notes to the proforma condensed combined financial statements. Bracketed numbers to the right of the "Pro Forma Adjustments" column refer to such notes.

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
December 31, 1998
Notes to Pro Forma Financial Statements

1.   This  pro  forma   adjustment   reflects  the  pre   acquisition,   capital
     contribution  of $19,805,898 by Holdings and the partial use of these funds to reduce bank debt by $15,000,000.

2.   This pro forma  adjustment  reflects  the pre  acquisition  sale of certain
     American Phoenix real estate to Holdings for approximately $1,500,000.

3. This pro forma adjustment reflects the issuance of Common Stock and the Convertible Subordinated Indentures, the assumption of liabilities and the incurrence of bank debt in connection with the acquisition of American
     Phoenix Corporation by the Company resulting in:

                                                                                               Value
     a.   The  issuance  of  1,000,000  shares  of  Common  Stock  at a price of
          $16.93125 per share. In accordance with EITF 95-19, the assumed Common
          Stock  issuance  price of $16.93125 per share  represents  the average closing  Common  Stock  price on the NYSE for the five  business  days prior through the five business days following the Company's execution
          of the Stock Purchase Agreement on March 29, 1999.                               $ 16,931,250

     b.   The issuance of $32,000,000 (par value) of the Company's  Subordinated
          Debentures  with  a  fair  value  of  $28,500,000.   The  Subordinated
          Debentures  mature on May 3, 2014, are  immediately  convertible  into shares of the  Company's  Common Stock at a price of $22.75 per share, are callable  beginning on May 3, 2009,  and are  subordinated  to all existing and future senior indebtedness of the Company. The fair value of the  Subordinated  Debentures  was  determined  by the  independent valuation  of the  investment  banking firm of Davenport & Company LLC
          ("Davenport").   Key  assumptions   utilized  by  Davenport  in  their
          appraisal  were as  follows:  (i)  underlying  Common  Stock  price of
          $16.93125 per share; (ii) expected volatility of the underlying Common
          Stock  of  30%;  (iii)  expected  dividend  growth  rate  of 6%;  (iv)
          risk-free  interest rates equal to those for U.S.  Treasury  issues on
          March 30,  1999  (the  announcement  date) and (v) an  option-adjusted interest cost for the Subordinated  Debentures of approximately 9%. In
          addition  to  performing  the  valuation,   Davenport  served  as  the
          Company's financial advisor in connection with the Acquisition.                    28,500,000

     c.   The cash payment of the purchase price to Vaughan and Phoenix.                        821,988

     d.   The  assumption of tangible net worth  deficit of American  Phoenix of
          $48,328,012.  This was  primarily  in the  form of bank  debt of which
          $45,000,000   was  paid  at  closing   with  the  proceeds  of  a  new
          $110,000,000  bank  facility.  This credit  facility  was also used to
          refinance existing bank debt of the Company of $40,000,000.                        48,328,012

     e.   Assumed transaction costs.                                                          1,000,000

     f.   Estimated  lease  termination,  employee  termination  and  relocation
          costs.                                                                              2,500,000
                                                                                           ============
                                                                                           $ 98,081,250
                                                                                           ============

HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
December 31, 1998
Notes to Pro Forma Financial Statements


     The value assigned to goodwill is calculated as follows:

              Total Purchase Price                                                                             $ 98,081,250

              Book value deficit of American Phoenix at December 31, 1998                                        15,991,112
              Pre acquisition capital infusion                                                                 (19,805,898)
              Tangible net worth deficit assumed by the Company and included in purchase price                 (48,328,012)
                                                                                                            ---------------
                  Adjusted book value of American Phoenix                                                      (52,142,798)
              Adjustments:
                Reduce property, plant & equipment to fair values                                                 4,721,207
                Eliminate deferred tax asset due to Section 338 election                                          3,080,453
                Adjust minority interest to contractual buy-out liability as it is the Company's intent
                   to buy these shares at values based on prescribed formulas.                                    1,410,494
                Miscellaneous purchase accounting adjustment                                                    (1,439,877)
                                                                                                            ---------------
                   Total Adjustments                                                                              7,772,277
                                                                                                            ---------------
              Goodwill                                                                                         $ 53,710,729
                                                                                                            ===============

4.   This  pro  forma   adjustment   reflects  the   elimination  of  historical
     amortization  of  American   Phoenix   Corporation   ($6,500,503)  and  the
     amortization  of goodwill  acquired at the time of the  Acquisition  over a period of 25 years ($3,843,250).

5.   This  pro  forma   adjustment   reflects  the   elimination  of  historical
     depreciation  expense of American  Phoenix  ($1,814,099)  and  recording of depreciation  expense  based upon the fair  values of  property,  plant and equipment  acquired  in  the  Acquisition  ($444,444).  In  addition,  this adjustment  reflects the rental  expense  related to  buildings  previously owned by American Phoenix sold prior to the Acquisition ($253,642).

6. This proforma adjustment reflects the income tax effect of the proforma adjustments at an expected future effective tax rate of 40% ($1,465,332), reduced for the tax impact of decrease in nondeductible amortization of $2,011,000 per year ($804,400).

7.      This pro forma  adjustment  eliminates  historical  interest of American
        Phoenix  ($4,081,890)  and records  interest  expense under the new debt structure as follows:
            Interest on Subordinated Debentures, including amortization of discount                            $  1,900,932
            Interest on debt assumed or incurred in the acquisition, at an assumed interest rate of 6.0275%, the London Interbank Offered Rate ("LIBOR") at April 30, 1999 plus 1.125%.
              A change of  .125% in the assumed interest rate would increase or decrease interest
              expense by approximately $61,000.                                                                   2,962,516
                                                                                                            ---------------
                                                                                                               $  4,863,448
                                                                                                            ===============


         (c)      Exhibits.

                  Exhibit No.      Description

                  2.1              Stock  Purchase  Agreement,  dated  March 29,
                                   1999, by and among the Registrant, PM Holdings, Inc., Phoenix Home Life Mutual Insurance Company and Martin L. Vaughan, III (incorporated by reference to Exhibit 2 to the Company's Form 10-K for the year ended December 31, 1998, File No. 0-15981).

                  23.1             Consent of PricewaterhouseCoopers LLP.

                  99.1 Credit Agreement dated as of May 3,1999, among the Registrant, as Borrower; the lenders named therein; First Union National Bank, as administrative agent; PNC Bank, as documentation agent; and NationsBanc Montgomery Securities LLC, as syndication agent.

                  99.2             Press release dated May 3, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HILB, ROGAL AND HAMILTON COMPANY
                                      (Registrant)



Date: May 14, 1999            By: /s/ Carolyn Jones
                                  ------------------------------------------
                                  Carolyn Jones
                                  Senior Vice President, Chief Financial Officer and Treasurer

                                  Exhibit Index



     Exhibit No.           Description


        2.1 Stock Purchase Agreement, dated March 29, 1999, by and among the Registrant, PM Holdings, Inc., Phoenix Home Life Mutual Insurance Company and Martin L. Vaughan, III (incorporated by reference to Exhibit 2 to the Company's Form 10-K for the year ended December 31, 1998, File No. 0-15981).

        23.1          Consent of PricewaterhouseCoopers LLP

        99.1 Credit Agreement dated as of May 3, 1999, among the Registrant, as Borrower; the lenders named therein; First Union National Bank, as administrative agent; PNC Bank, as documentation agent; and NationsBanc Montgomery Securities LLC, as syndication agent.

        99.2          Press release dated May 3, 1999.